UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2015

GLACIER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Montana
(State or other jurisdiction of incorporation)

(Commission File Number) 000-18911	(IRS Employer Identification No.) 81-0519541

49 Commons Loop
Kalispell, Montana 59901
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (406) 756-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The 2015 Annual Meeting of Shareholders of Glacier Bancorp, Inc. (the “Company”) was held on April 29, 2015. The following matters were voted upon at the 2015 Annual Meeting:
1. The election of nine directors to serve on the board of directors until the 2016 annual meeting.
2. The approval of the 2015 Stock Incentive Plan.
3. The approval of the 2015 Short Term Incentive Plan.
4. Consideration of an advisory (non-binding) resolution to approve the compensation of the Company’s executive officers.
5. Ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.
The following is a summary of the voting results for the matters voted upon by the shareholders.
1. Election of Directors

Director’s Name	Votes For	Withheld	Broker Non-Votes

Michael J. Blodnick	54,990,736	117,072	8,803,241
Sherry L. Cladouhos	54,963,336	144,472	8,803,241
James M. English	54,813,123	294,685	8,803,241
Allen J. Fetscher	54,801,603	306,205	8,803,241
Annie M. Goodwin	54,936,034	171,774	8,803,241
Dallas I. Herron	54,988,788	119,020	8,803,241
Craig A. Langel	54,910,911	196,897	8,803,241
Douglas J. McBride	54,981,627	126,181	8,803,241
John W. Murdoch	54,963,103	144,705	8,803,241

Receiving a plurality of the votes cast, those nominated are the newly elected directors of the Company. They will hold office until their successors are elected and qualified or until they resign or are removed from office.
2. Approval of the 2015 Stock Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes

53,842,003	1,144,361	121,444	8,803,241

The 2015 Stock Incentive Plan is approved.

3. Approval of the 2015 Short Term Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes

53,804,689	1,136,871	166,248	8,803,241

The 2015 Short Term Incentive Plan is approved.

4. Consideration of an Advisory (non-binding) Vote on Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes

53,755,289	1,186,647	165,872	8,803,241

The advisory resolution to approve the compensation of the Company’s executive officers is approved.

5. Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes

63,467,747	351,143	92,159	---
BKD, LLP is ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2015	GLACIER BANCORP, INC.

/s/ Michael J. Blodnick
	By:	Michael J. Blodnick
President and CEO

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